Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Zevotek, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Babkie, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  May 16, 2011

/s/ Robert Babkie
Robert Babkie, President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive and Principal Financial and Accounting Officer)